Exhibit 16.1

[Letterhead of Paritz & Company, P.A.]

October 18, 2012

Securities and Exchange Commission

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K of Lapis Technologies, Inc. dated October 15, 2012. We agree with the statements made concerning our firm contained therein.

Yours very truly,

/s/ Paritz & Company, P.A.

Paritz & Company, P.A.